Exhibit 10.9

JOINT VENTURE AGREEMENT

RX2JV,LLC

A TEXAS JOINT VENTURE

This document contains the entire conformed agreement consisting of the original RX2N Joint Venture, LLC Agreement (UEI F153LC6BSHF6) signed February 18, 2022, and modifications amended into this agreement on date: 21 July 2022 in order to comply with POLARJS solicitation 47QTCB22R0003 respective requirements of FAR 52.207-6 and 13 C.F.R. 127.506.

This Women-Owned Small Business (WOSB) Joint Venture Agreement (herein after referred to as the “Agreement”) is entered into this 18th day ofFebruaiy, 2022 (Original Agreement), by and among Rothe Development, Inc., a Texas corporation organized and operating under the laws of the State of Texas with principle offices at 4614 Sinclair Rd., San Antonio, TX 78222, and X Technologies, existing under the laws of the state of Texas with registered offices at 100 Sandau Rd Suite 300, San Antonio, TX 78216, (herein after collectively referred to as the “Joint Venture”) for the purpose of performing POLARJS GWAC Women Owned Small Business Pool (herein after referred to as” POLARJS”) under solicitation 47QTCB22R0003, General Services Administration (GSA)- Washington DC, USA.

WI TN E S S E T H: WHEREAS , it is the intention of the parties to pool their complementary resources and skills, know how, capabilities, managerial talent, etc. to perform services when and where required, as the parties agree for the purpose of preparing response(s) to a series of requirements for contracted technical services and products for POLARJS GWAC Women Owned (WOSB) Small Business Pool at GSA/FAS ITC OFFICE OF ACQUISITION OPERATIONS, INTERAGENCY CONTRACTS, Washington DC, USA; under solicitation 47QTCB22R0003, and for the performance of the requirements of any contract(s) resulting from such proposal(s), and as set forth below; and,

Whereas, Rothe Development Inc., UEI GUENAMAA56M5, DUNS 626430255, CAGE 1QY48), is experienced in federal contract services, in general, is specifically experienced in providing Information Technology (IT) Solutions Support, and is a Small Business Administration (SBA) certified Women-Owned Small Business (WOSB) qualifying under the size standard for NAICS Code: 541512 - Computer Systems Design Services.

Whereas, X Technologies, Inc., UEI PLJEN6KGEHV3, DUNS 044271547, CAGE 1JDN2), is experienced in federal contract services, in general and is specifically experienced in providing IT Solutions Support and is a Hispanic Owned Small Business and a Self Certified Small Disadvantaged Business qualifying under the size standard for NAICS Code: 541512 - Computer Systems Design Services.

Description and Objectives of the Project: The essence and nature of the Project is to provide Federal government agencies with long term, integrated, IT solutions on a global basis. The Project’s overall goal is to win acceptance of the Joint Venture’s proposal and to safely and satisfactorily perform the Project to yield a mutually satisfactory profit for each Joint Venture firm and to achieve and maintain a high degree of customer satisfaction that will lead to high performance evaluations for use in past performance proposals for other opportunities by both firms and successful re-competitions of the contract for the duration of the Project.

For all intents and purposes the Project has a finite life and will continue for only as long as the period of the performance of any contract awarded to the Joint Venture for the performance of POLARIS Support for GSA Washington DC, USA the modifications, extensions and re-awards of that, or any related contracts. In no case will life of the Project extend past fifteen (15) years unless agreed upon by the Parties.

THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties herein agree to constitute themselves as joint venturers, henceforth, “Venturers” for the purposes before mentioned, and intending to be legally bound hereby, the parties hereto, after first being duly sworn, do covenant, agree and certify as follows:

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ARTICLE. DEFINITIONS:

1.1 “Affiliate” shall refer to (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or other partner of such person and (iv) if such other person is an officer, director, joint venturer or paiiner, any business or entity for which such person acts in any such capacity.

1.2 “Venturers” shall refer to Rothe Development, Inc. and X Technologies and any successor(s) as may be designated and admitted to the Venture. It should be noted that any changes to the team members will occur only after approval by the Government.

1.3 “Internal Revenue Code”, “Code” or “I.RC.” shall refer to the current and applicable Internal Revenue Code.

1.4 “Net Profits and Net Losses” means the taxable income and loss of the Venture, except as follows:

1.5 The “book” value of an asset shall be substituted for its adjusted tax basis if the two differ, but otherwise Net Profits and Net Losses shall be determined in accordance with federal income tax principles.

1.6 “Project” shall refer to that certain Solicitation known as POLARIS GWAC Women Owned Small Business Pool under solicitation 47QTCB22R0003, GSA- Washington DC, USA.

1.7 “Treasmy Regulations” shall refer to those regulations promulgated by the Department of the Treasmy with respect to certain provision of the Internal Revenue Code.

1.8 “Percentage of Participation” shall refer to that figure set forth in Article 6.1.

ARTICLE II. RIGHTS OF THE PARTIES

2.1 The terms and provisions of this Agreement shall govern the relations between the PARTIES hereto and the conduct of the work, hereinafter called the “PROJECT”.

2.2 This Agreement shall be governed by U.S. Federal Laws and Regulations for work performed in the United States and by the Laws of each State where work will be performed and the U.S. Federal Laws and Regulations for conformance to the terms and conditions of the contract anticipated by the solicitation first given, or subsequent related solicitations and the terms and conditions of this agreement.

ARTICLE III. FORMATION, NAME, AND PRINCIPAL PLACE OF BUSINESS

3.1 FORMATION. (a) The Venturers do hereby form a joint venture pursuant to the laws of the State of Texas in order for the Venture to cany on the purposes for which provision is made herein. (b) The Ventures shall execute such certificates as may be required by the laws of the State of Texas or of any other state in order for the Venture to operate its business and shall do all other acts and things requisite for the continuation of the Venture as a joint venture pursuant to applicable law. (c) The Venture is organized as an unpopulated joint venture in accordance with 13 C.F.R. § 121.103(h). (d) The majority owner, Rothe Development Inc., an SBA certified Women-Owned Business owning 51% of this joint venture entity, is designated as the Managing Venturer qualifying this joint venture as a Women-Owned Small Business Joint Venture in accordance with 13 C.F.R. § 127.506.

3.2 NAME. The Name and style under which the Venture shall be conducted is: RX2JV, LLC.

3.3 PRINCIPAL PLACE OF BUSINESS. The Venture shall maintain its principal place of business at 4614 Sinclair Rd., San Antonio, TX 78222 or as may be otherwise agreed upon by the Parties. The Venture may re-locate its office from time to time or have additional offices as the Venturers may determine.

ARTICLE IV. PURPOSE OF THE JOINT VENTURE. The business of the Venture shall be to perform POLARIS task orders under solicitation 47QTCB22R0003, GSA- Washington DC, USA, the project having the Contract# TBD being entitled POLARIS GWAC Women Owned Small Business Pool under solicitation 47QTCB22R0003, GSA- Washington DC, USA, and being in a dollar amount of$ TBD in accordance with the contract documents for the Project and all such other business incidental to the general purposes herein set forth.

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ARTICLE V. TERM. The term of the Venture shall commence as of the date hereof and shall be terminated and dissolved upon the earliest of the following to occur: (i) Completion of both of the POLARIS Contract, with receipt of all sums due the Venture by the Government pursuant thereto, payment of all personnel employed by the Venture in connection with either of the Contracts, and all other obligations thereof, (ii) Notification by of the POLARIS Contracts’ source selection of non-selection or non-award as a prime contractor, (iii) Unanimous agreement to dissolve by the Venture partners, (iv) Order of a court of competent jurisdiction. In no case will the project extend past 15 years following the Award of the POLARIS Contract, unless agreed to by the Parties. Both parties of the Venture agree to be obligated to ensure performance of both of the Contracts, and to complete performance despite withdrawal by any member.

ARTICLE VI. INTERESTS OF THE PARTIES

6.1 The interest of the Parties in any gross profits and their respective shares in any losses and/or liabilities that may result from the filing of a joint bid and/or the performance of the Contract, and their interests in all property and equipment acquired and all money received in connection with the performance of the Contract shall be as follows: (Name Joint Venture Partner, Percentage) Rothe Development , Inc., 51%, X Technologies, 49%.

6.2 The Parties agree that in the event any losses arising out of or resulting from the perf01mance of the Project, each Venturer shall assume and pay the share of the losses that is equal to the percentage of participation.

6.3 If for any reason, a Venturer sustains any liabilities or is required to pay any losses arising out of or directly connected with the Project, or the execution of any surety bonds or indemnity agreements in connection therewith, which are in excess of its Percentage of Participation, in the Joint Venture, the other Venturer shall promptly reimburse such Venturer this excess, so that each and every member of the Joint Venturer will then have paid its proportionate share of such losses to the full extent of its Percentage of Participation .

6.4 The Venturers agree to indemnify each other and to hold the other harmless from any and all losses of the Joint Venture that are in excess of such other Venturer’s Percentage of Participation provided that the provisions of this subsection shall be limited to losses that are directly connected with or arise out of the performance of the Project and/or the execution of any bonds or indemnity agreements in connection therewith and shall not relate to or include any incidental, indirect or consequential losses that may be sustained or suffered by a Party.

6.5 The Parties shall from time to time execute such bonds and indemnity agreements, including applications therefore and other documents that may be necessaiy in connection with the performance of the Project. Provided however, that the liability of each of the Parties under any agreements to indemnify a surety company or surety companies shall be limited to the percentage of the total liability assumed by all the Parties under such indemnity agreements that is equal to the Party’s Percentage of Participation.

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6.6 INITIAL CONTRIBUTION OF THE VENTURE.

(A) The Venturers shall contribute the Property to the Venture as set forth in paragraph (C) 2) of this Article 6.6 and their Capital Accounts shall each be credited with the appropriate value of such contribution in accordance with their Venture interests.

(B) Except as otherwise required by law or this Agreement, the Venturers shall not be required to make any further capital contributions to the Venture.

(C) Obligations, liabilities, and interests in the Joint Venture and in connection with the performance of the Project.

1)	Obligations - Responsible for Project management, administration, Government Relations and performance of the Project 1s (Contract’s) Performance Work Statement and each Task Order that may be awarded under the Project as mutually agreed upon between the Venturers, and:

2)	Capital Contributions. The initial capital contributions of each Party and any subsequent contributions of each Party to the Joint Venture shall be in proportion to the partnership interest of each respective Party. The initial contributions shall be as follows:

i.	First Party: (Rothe Development)

(a)	51%.
(b)	Subsequent contributions shall be made in response to requests by the Policy Committee if required.

ii.	Second Party: (X Technologies)

(a)	49%.
(b)	Subsequent contributions shall be made in response to requests by the Policy Committee if required.

3)	Contribute all required materials, facilities and equipment (‘‘the Contractor Furnished Property11) not otherwise furnished by the Government required to support the Project’s (Contract’s) Performance Work Statement and each Task Order that may be awarded under the Project as mutually agreed upon between the Venturers. Such property will not be considered Project property for the purposes of this agreement and all interests in such property are retained by the contributing party.

4)	Liabilities. None in addition to those specified elsewhere within this Agreement.

5)	Reimbursements. Parties shall not be reimbursed by the Joint Venture for personnel cost of personnel used on behalf of the Joint Venture. All indirect personnel cost should be absorbed by the parties G&A.

6.7 VENTURE INTERESTS. Upon execution of this Agreement, the Venturers shall each own the interests in the Venture: (Joint Venture Partner, Percentage) (a) Rothe Development, 51%. (b) X Technologies, 49%.

6.8 RETURN OF CAPITAL CONTRIBUTIONS. (a) No Venturer shall have the right to withdraw his capital contributions or demand or receive the return of his capital contributions or any part thereof, except as otherwise provided in this Agreement. (b) The VenhH”ers shall not be personally liable for the return of capital contributions or any part thereof, except as otherwise provided in this Agreement. (e) The Venh1re shall not pay interest on capital contributions of any Venturer.

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6.9 ALLOCATIONS OF NET PROFITS AND LOSSES. Subject to the provisions of this Article, the Net Profits and losses of the Venture (including any net “book” gains of the Venture resulting from a Capital Event) shall be allocated to the Venturers in the following priority:

(A) NET PROFITS: (1) First, to those Venturers with greater investment than required by their venture interest, between them in proportion to the ratio of their greater investment balances, until no Venturer has a greater investment than required by their venture interest. (2) Thereafter, to the Venturers, pro-rata, based on their respective Venture interests as set forth in Section 6.1 hereof.

(B) NET LOSSES: (1) Subject to the provisions of this Article VI, Net Losses of the Venture (including any net “book” loss of the Venture resulting from a Capital Event) shall be allocated to the Venturers, pro rata, based upon their respective Venture interests as set forth herein. (2) For purposes of this, Capital Accounts shall be adjusted hypothetically as provided for in Sections l.704-l(b)(2)(ii)(d) and 1.704- )(iv)(f) of the Treasmy Regulations. These adjustments shall include the qualified income offset as set forth in this Agreement.

(C) INVOICING and PAYMENT: The Managing Partner/Team Lead is responsible for invoicing the Government using accepted invoicing practices and for receiving all payments by the Government. Dish’ibution of payments is described below.

(D) DISTRIBUTIONS: Dish·ibutable Cash of the Venture shall be distributed to the Venturers, pro rata, based on their respective Venture interests as set forth herein. These distributions shall be directed and authorized by the Policy Committee on a Quarterly basis. The amount of these distributions shall be based on the forecast Capital Investment requirements of the Venture for the next Quarter. Any disputes in the distribution of payment will be addressed by the policy committee and if needed, the dispute will be resolved using procedures outlined in Article XIII Resolution of Disputes.

ARTICLE VII: POLICY COMMITTEE.

7.1 The management of the Joint Venture shall be conducted pursuant to policy established by the Parties acting through a “Policy Committee” which is hereby established.

7.2 Each party shall have a voice in the Policy Committee. For such purpose each Party is assigned one vote for each of the following representatives designated to exercise such votes: Rothe Development; Colleen Koenig, Trey Hall; X Technologies; Jesse Ayala, Doug Ferrata (respectively, the President and Vice President of each Venturer). The appointed Rothe Development Program Manager shall also serve on the Policy Committee and act as committee chair for the purpose of conducting normal business. In the event of a deadlock vote, the Program Manager shall serve as a deciding vote.

7.3 Each Venturer may, at any time, substitute an alternative in place of any of its above-named representatives by serving written notice to all the other Parties. Each Venturer’s representative or alternative representative on the Policy Committee is hereby granted and shall hereafter possess authority to act for such Venturer on all matters of interest to it with respect to its participation in the joint venture.

7.4 The Policy Committee shall determine the policy for the management of the joint venture by majority vote and, as used in this Agreement, a “majority vote” is defined to be any figure greater than one-half of the authorized votes.

7.5 The Policy Committee shall have the following powers: (a) To determine the time and place of holding its meetings and the procedures for conducting Committee Affairs. (b) To determine and act upon the various matters, expressly or implied contained in other sections of this Agreement, which require decision by the Policy Committee (c) To determine and act upon any other matters of joint interest to or requiring prompt action by the Joint Venture (d) To determine rental rates not specifically set out in the Additional Provisions of this Agreement for equipment owned by the Venturers and made available for use on this project. Any equipment owned by third parties will be invoiced to the joint venture at actual rental costs (e) To determine insurance reserves and reserves for other potential liabilities that may result from or arise out of the Project work. (f) To consider all claims and disputes of any kind between the joint venture and the Government, subcontractors and/or third Parties and to authorize negotiation, atbitration, litigation, and/or any other process for their resolution and to authorize the settlement thereof.

7.6 Notwithstanding any other provisions to the contrary herein, insurance coverages and limits shall be subject to approval of all the parties. Each Party to this Joint Venture Agreement shall effect and maintain insurance of the types and to the amounts specified in the contract(s), and whatsoever else insurance as may be required to protect itself from claims under worlanen ‘s compensation acts; claims for damages because of bodily injury including personal injmy, sickness or disease, or death of any of its employees; and from claims for damages because of injmy to or destruction of tangible property including loss of use resulting there from. The Joint Venture will effect and maintain insurance to protect all parties from claims arising out of the performance of services under this agreement caused by any errors, omissions, or negligent acts for which the Joint Venture is legally liable. The Joint Venture shall affect and maintain adequate fidelity bond coverage on all persons who are directly connected with the handling of money of the Joint Venture.

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7.7 The Policy Committee shall generally perform its duties at a meeting at which all designated representatives of the Parties are present, but where circumstances warrant, simultaneous telephone communication between all party representatives or their alternatives is authorized.

7.8 Except as otherwise provided in the Additional Provisions herein, the salaries and expenses of each of the representatives on the Committee shall be borne by the Party whom the representative has been designated to represent and shall not be an expense to the joint venture.

ARTICLE VIII. DELEGATION OF AUTHORITY.

8.1 Colleen Koenig, a direct employee of the Managing Venturer, Rothe Development, is designated as the “Responsible Manager”. The Responsible Manager has ultimate responsibility for performance of the contract in accordance with§127.506.

8.2 Joel Sandoval, a direct employee of the Managing Venturer, Rothe Development, is designated as the “Program Manager”. The Program Manager has ultimate responsibility for performance of the POLARIS contract. The Program Manager represents the joint venture as a primary point-of-contact for any matters related to the Master Contract and associated task orders. The Program Manager responsibilities include:

●	Representing the joint venture as the primary point-of-contact to help resolve issues and perform other functions that may arise relating to the contract and task orders under the contract;
●	Advising and assisting POLARIS customers regarding the features and benefits of POLARIS;
●	Promoting POLARIS to the Federal Government through participation in trade shows, conferences, and other meetings where Federal Government personnel are present;
●	Promoting our joint venture identity as a POLARIS contract holder by using the GSA logo in advertising, placing these identifiers in printed and in on-line communications; displaying POLARIS promotional placards; and disseminating POLARIS marketing materials;
●	Educating and training joint venture staff to ensure that they are able to effectively communicate with existing and potential customers regarding the technical scope, the value, and the benefits of POLARIS;
●	Ensuring all information required under the contract is reported accurately and in a timely manner;
●	Attending POLARIS meetings and conferences, as required by POLARIS Section G. l 0, and working with the GWAC PM and COR.

8.3 Joel Sandoval, a direct employee of the Managing Venturer, Rothe Development, is designated as the “Contract Manager”. The Contract Manager responsibilities include:

●	Representing the joint venture as the primary point-of-contact to help resolve contract related issues;
●	Ensuring that all contract administration functions and reporting information required under the Master Contract is provided accurately, thoroughly, and timely;
●	Addressing all performance issues related to the Master Contract;
●	Attending POLARIS meetings and conferences, as required by POLARIS Section G.10, and working with the GWAC PM and COR.

8.4 Rothe Development, Inc. shall be designated the Managing Partner/Team Lead (aka “tax matters partner”) for the project.

8.5 Authority to act for and bind the Venturers in connection with any and all of the performance of the Project may be delegated in writing by unanimous vote of the Venturers to any designated individual(s).

ARTICLE IX. SPECIFIC DUTIES/RESPONSIBILITIES

9.1 Team RX2JV is acutely aware of the importance of solid management policies and practices to be successful in the extremely competitive contract services arena. Our contract management philosophy mandates that contract-related decisions be made at the lowest practical operating levels within the organization. We empower the Program Manager (PM) with the responsibility for establishing objectives to accomplish all required functions and the authority necessmy for the full attainment of those objectives. RX2JVassigns to the PM the resources required for effective contract organization and performance, including the operating budget and corporate personnel to assist with establishing the local organization. The PM has full decision-making authority for all POLARIS contract matters. In turn, the PM delegates responsibility and authority to lower management levels when feasible and beneficial to the overall organization. This is not to indicate that our Program Management style is “hands-off.” On the contra1y, higher-level managers visit each of their subordinate organizations frequently, on both a scheduled and unscheduled basis. We recognize that sound management is predicated on knowledge of essential facts. These visits afford our managers an ongoing understanding and status of the essential facts and conditions. This allows identification and solution of potential problems within their functional areas. This measure promotes the development of a resolute and responsive organization that fosters team unity. This methodology is universally adopted in RX2JV’s management of the POLARIS programs.

Team RX2JV is organized as an autonomous management entity without the need for operational decisions from the corporate level. The PM is located on-site at Rothe Development, Inc. (RDI) corporate offices, and is directly responsible for successful implementation, performance, and customer interface. Our PM has the experience and knowledge necessary to direct and manage the POLARIS contract to GSA’s full satisfaction.

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However, we understand the importance of the POLARIS mission, so all RDI company resources are available to assist the management team as needed. Specialized skills, technical consultation, and general management expertise are also available from the technical resources resident within all companies which comprise RX2JV. Team member Rothe Development, Inc. will have the lead accounting role and legal expertise available to support our management staff.

Our management approach guarantees daily attention and full superviso1y support to meet requirements. Through the collective efforts of a well-organized, dedicated and experienced group of first level managers or supervisors (including Delive1y Order Managers, Task Order Managers, and/or Functional Area Supervisors that report to the PM), directed by a veteran program manager, we can and will fully meet or exceed all performance requirements. Our experienced, dynamic management team has been organized for maximum efficiency, and is fully capable of directing a diverse, multi-skilled work force as a unified effort. Each supervisor is assigned management responsibility and authority for their functional area. The PM will ensure that their organization operates in the most efficient and cost effective manner possible while maintaining superior quality.

Successful implementation of this described process begins at the top layer of our organization and continue throughout each section and onto the individual employee. The PM will continually fine-tunes our POLARIS team capabilities to respond to changes in mission support requirements. The PM is alert to potentially adverse trends, and immediately initiates corrective measures via our proven quality control inspection and reporting procedures. Our functional area supervisors will coordinate with POLARIS personnel and analyze quality control reports to ensure effective response to incoming requirements and quality performance of assigned tasks.

We have assembled a seasoned, proven management team to plan, control, and direct the services we provide under the POLARIS contract for GSA. Many of our managers have previously directed similar support functions. Each has extensive on-the-job experience and has demonstrated superior performance and leadership. We realize that a quality team requires skilled personnel with initiative, and skilled managers who can motivate and direct them. Team RX2JV’s proposed management structure for the POLARIS contract provides strong leadership in the major functional areas. This approach has been very successfully applied in our other contracts and has proven effective in controlling, coordinating, monitoring work performance, and in encouraging two-way information flow along the lines of authority. The result is a well-informed team that is soundly equipped to efficiently and accurately conduct day-to-day operations.

9.2 The joint venture Program Management Office (PMO) is led by managing partner Rothe Development. The PMO is fully supported by each venture partner to provide a centralized office and the resources to perfo1m marketing, procurement, human resources support, administration, management, quality control, regulat01y compliance, and security functions, for contracts, delive1y orders, and task orders awarded to the venture.

ARTICLE X. JOINT VENTURE BANK ACCOUNTS.

10.1 All Working Capital or other funds received by the Joint Venture in connection with the performance of the project shall be deposited in a Checking Account, set up especially for the Joint Venture. Said accounts shall be kept separate and apart from any other accounts of the Venturers.

10.2 Withdrawal of funds from the Joint Venture’s Joint Checking Account may be made in such amount and by such persons as authorized by the Policy Committee.

ARTICLE XI. ACCOUNTING AND AUDITING.

11.1 Separate books of accounts shall be kept by the Managing Partner/Team Lead (a.lea. “tax matters partner”) of the transactions of the Joint Venture. Any Venturer may inspect and copy such books upon reasonable notice and at any reasonable time.

11.2 Periodic audits may be made upon said books at such time as authorized by the Policy Committee by persons designated by the same and copies of said audit shall be furnished to all Venturers.

11.3 Upon completion of the Project, a final audit by an independent certified public accountant shall be made and copies of such audit shall be furnished to each of the parties. This Audit shall be approved under the provisions of 10.5, below.

11.4 It is understood and agreed that the method of accounting used by the Managing Partner/Team Lead and for state and federal income tax purposes shall be the accrual based method and that the accounting year shall be the calendar year.

11.5 The Managing Partner/Team Lead shall charge direct expenses related to the use of outside accounting firms not to exceed $25,000.00 per year. The Policy Committee shall approve Lawyers, Consultants, or Auditors and their anticipated scope of work. Work performed by Counsel, Consultants, or Auditors and their travel expenses or other direct expenses on behalf of the Joint Venture shall be charged separately to the Joint Venture’s account. Direct work performed by designated representatives of any JV Partner and their travel expenses or other direct expenses on behalf of the Joint Venture shall also be charged separately to the Joint Venture’s account.

11.6 Final original records shall be retained by the Managing Venturer upon completion of the POLARIS contract performed by the joint venture;

11.7 Quarterly financial statements showing cumulative contract receipts and expenditures (including salaries of the joint venture’s principals) shall be submitted to SBA not later than 45 days after each operating quaiter of the joint venture.

11.8 Project-end profit and loss statement, including a statement of final profit distribution, shall be submitted to the SBA no later than 90 days after completion of the POLARIS contract.

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ARTICLE XII. PRICING

12.1 There will be a blend of cost and pricing data from the joint venture team.

12.2 The Managing Partner/Team Lead is responsible for providing an adequate accounting system for all cost and pricing data in compliance with FAR 16.301-3(a)(l ).

ARTICLE XIII. RESOLUTION OF DISPUTES.

13.1 All disputes arising out of this Joint Venture Agreement between the Venturers that is not resolvable by good faith negotiations by the same, shall be decided in accordance with the Arbitr·ation Rules of the American Arbitration Association then obtaining unless the Parties mutually agree otherwise. This Agreement to arbitrate shall be specifically enforced under the prevailing arbitration Law. Notice of demand for arbitration shall be filed in writing with the other Party or Parties to this Agreement and with the American Arbitration Association . The demand shall be made within a reasonable time after the claim, dispute, or any other matter in question has arisen. In no event shall the arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. The award rendered by the arbih·ation shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Resolution of disputes will be resolved by the team members, without any involvement from the Government.

ARTICLE XIV. OTHER PROVISIONS.

14.1 It is mutually agreed that the following individuals are hereby authorized to sign any and all proposal and contract documents on behalf of the Joint Venture for presentation to the Government.

Karen Wheeler-Hall

Colleen M. Koenig

Thomas “Trey” H. Hall

Joel Sandoval

Jesse Ayala

Doug Ferrata

Blaine Lewis

14.2 Other Ventures. The Venturers may engage in or possess an interest in other business ventures of every nature and description, independently or with others, without offering an interest therein to the Joint Venture: and neither the Joint Venture nor the Venturers shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits there from.

14.3 This agreement constitutes the entire agreement of the parties and may not be altered, unless the same is agreed upon in writing signed and acknowledged by the parties.

14.4 This agreement is binding upon the heirs, court appointed representatives, assigns, and successors of the parties.

14.5 The laws of the state of Texas shall govern this amended agreement. So agreed and executed the 21st day of July 2022.

By:	/s/ Karen Wheeler Hall
JOINT VENTURE PARTNER #1
Karen Wheeler-Hall, Owner
Rothe Development, Inc.

By:	/s/ Jesse Ayala
JOINT VENTURE PARTNER #2
Jesse Ayala, President
X Technologies, Inc.

Enclosure: RX2JV, LLC JOINT VENTURE AGREEMENT (Original Agreement dated February 18, 2022)

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ENCLOSURE

RX2JV, LLC JOINT VENTURE AGREEMENT

ORIGINAL JV AGREEMENT DATED FEBRUARY 18, 2022

JOINT VENTURE AGREEMENT

RX2JV,LLC

A TEXAS JOINT VENTURE

This Women-Owned Small Business (WOSB) Joint Venture Agreement (herein after referred to as the “Agreement”) is entered into this 18th day of February, 2022 (Original Agreement), by and among Rothe Development, Inc., a Texas corporation organized and operating under the laws of the State of Texas with principle offices at 4614 Sinclair Rd., San Antonio, TX 78222, and X Technologies, existing under the laws of the state of Texas with registered offices at 100 Sandau Rd Suite 300, San Antonio, TX 78216, (herein after collectively referred to as the “Joint Venture”) for the purpose of performing Polaris GWAC Women Owned Small Business Pool (herein after referred to as “POLARIS”) under solicitation 47QTCB22R0003, General Services Administration (GSA)- Washington DC, USA.

W I T N E S S E T H: WHEREAS , it is the intention of the parties to pool their complementary resources and skills, know how, capabilities, managerial talent, etc. to perform services when and where required, as the parties agree for the purpose of preparing response(s) to a series of requirements for contracted technical services and products for POLARIS at GSA- Washington DC, USA, under solicitation 47QTCB22R0003, and for the performance of the requirements of any contract(s) resulting from such proposal(s), and as set forth below; and,

Whereas, Rothe Development Inc., (DUNS 626430255, CAGE 1QY48), is experienced in federal contract services, in general, is specifically experienced in providing Information Technology (IT) Solutions Support, and is a Small Business Administration (SBA) certified Women-Owned Small Business (WOSB) qualifying under the size standard for NAICS Code: 541512 - Computer Systems Design Services.

Whereas, X Technologies, Inc., (DUNS 044271547, CAGE 1JDN2), is experienced in federal contract services, in general and is specifically experienced in providing IT Solutions Support and is a Hispanic Owned Small Business and a Self Certified Small Disadvantaged Business qualifying under the size standard for NAICS Code: 541512 - Computer Systems Design Services.

Description and Objectives of the Project: The essence and nature of the Project is to provide Federal government agencies with long term, integrated, IT solutions on a global basis. The Project’s overall goal is to win acceptance of the Joint Venture’s proposal and to safely and satisfactorily perform the Project to yield a mutually satisfactory profit for each Joint Venture firm and to achieve and maintain a high degree of customer satisfaction that will lead to high performance evaluations for use in past performance proposals for other opportunities by both firms and successful re-competitions of the contract for the duration of the Project.

For all intents and purposes the Project has a finite life and will continue for only as long as the period of the performance of any contract awarded to the Joint Venture for the performance of POLARIS Support for GSA Washington DC, USA the modifications, extensions and re-awards of that, or any related contracts. In no case will life of the Project extend past fifteen (JS) years unless agreed upon by the Parties.

THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties herein agree to constitute themselves as joint venturers, henceforth, “Venturers” for the purposes before mentioned, and intending to be legally bound hereby, the parties hereto, after first being duly sworn, do covenant, agree and certify as follows:

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ARTICLE .. DEFINITIONS:

1.1 “Affiliate” shall refer to (i) any person directly or indirectly controlling, controlled by or under common control with another person, (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or other partner of such person and (iv) if such other person is an officer, director, joint venturer or partner, any business or entity for which such person acts in any such capacity.

1.2 “Venturers” shall refer to Rothe Development, Inc. and X Technologies and any successor(s) as may be designated and admitted to the Venture. It should be noted that any changes to the team members will occur only after approval by the Government.

1.3 “Internal Revenue Code”, “Code” or “I.R.C.” shall refer to the current and applicable Internal Revenue Code.

1.4 “Net Profits and Net Losses” means the taxable income and loss of the Venture, except as follows:

1.5 The “book” value of an asset shall be substituted for its adjusted tax basis if the two differ, but otherwise Net Profits and Net Losses shall be determined in accordance with federal income tax principles.

1.6 “Project” shall refer to that certain Solicitation known as Polaris GWAC Women Owned Small Business Pool under solicitation 47QTCB22R0003, GSA- Washington DC, USA.

1.7 “Treasury Regulations” shall refer to those regulations promulgated by the Department of the Treasury with respect to certain provision of the Internal Revenue Code.

1.8 “Percentage of Participation” shall refer to that figure set forth in Article 6.1.

ARTICLE II. RIGHTS OF THE PARTIES

2.1 The terms and provisions of this Agreement shall govern the relations between the PARTIES hereto and the conduct of the work, hereinafter called the “PROJECT”.

2.2 This Agreement shall be governed by U.S. Federal Laws and Regulations for work performed in the United States and by the Laws of each State where work will be performed and the U.S. Federal Laws and Regulations for conformance to the terms and conditions of the contract anticipated by the solicitation first given, or subsequent related solicitations and the terms and conditions of this agreement.

ARTICLE III. FORMATION, NAME, AND PRINCIPAL PLACE OF BUSINESS

3.1 FORMATION. (a) The Venturers do hereby form a joint venture pursuant to the laws of the State of Texas in order for the Venture to carry on the purposes for which provision is made herein. (b) The Ventures shall execute such certificates as may be required by the laws of the State of Texas or of any other state in order for the Venture to operate its business and shall do all other acts and things requisite for the continuation of the Venture as a joint venture pursuant to applicable law. (c) The Venture is organized as an unpopulated joint venture in accordance with 13 C.F.R. § 121.103(h). (d) The majority owner, Rothe Development Inc., an SBA certified Women-Owned Business owning 51% of this joint venture entity, is designated as the Managing Venturer qualifying this joint venture as a Women-Owned Small Business Joint Venture in accordance with 13 C.F.R. § 127.506.

3.2 NAME. The Name and style under which the Venture shall be conducted is: RX2N, LLC.

3.3 PRINCIPAL PLACE OF BUSINESS. The Venture shall maintain its principal place of business at 4614 Sinclair Rd., San Antonio, TX 78222 or as may be otherwise agreed upon by the Parties. The Venture may re-locate its office from time to time or have additional offices as the Venturers may determine.

ARTICLE IV. PURPOSE OF THE JOINT VENTURE. The business of the Venture shall be to perform POLARIS task orders under solicitation 47QTCB22R0003, GSA- Washington DC, USA, the project having the Contract# TBD being entitled “ Polaris GWAC Women Owned Small Business Pool under solicitation 47QTCB22R0003, GSA- Washington DC, USA, and being in a dollar amount of$ TBD in accordance with the contract documents for the Project and all such other business incidental to the general purposes herein set forth.

ARTICLE V. TERM. The term of the Venture shall commence as of the date hereof and shall be terminated and dissolved upon the earliest of the following to occur: (i) Completion of both of the POLARIS Contract, with receipt of all sums due the Venture by the Government pursuant thereto, payment of all personnel employed by the Venture in connection with either of the Contracts, and all other obligations thereof, (ii) Notification by of the POLARIS Contracts’ source selection of non-selection or non-award as a prime contractor, (iii) Unanimous agreement to dissolve by the Venture partners, (iv) Order of a court of competent jurisdiction. In no case will the project extend past 15 years following the Award of the POLARIS Contract, unless agreed to by the Parties. Both parties of the Venture agree to be obligated to ensure performance of both of the Contracts, and to complete performance despite withdrawal by any member.”

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ARTICLE VI. INTERESTS OF THE PARTIES

6.1 The interest of the Parties in any gross profits and their respective shares in any losses and/or liabilities that may result from the filing of a joint bid and/or the performance of the Contract, and their interests in all property and equipment acquired and all money received in connection with the performance of the Contract shall be as follows: (Name Joint Venture Partner, Percentage) Rothe Development , Inc., 51%, X Technologies, 49%.

6.2 The Parties agree that in the event any losses arising out of or resulting from the performance of the Project, each Venturer shall assume and pay the share of the losses that is equal to the percentage of participation.

6.3 If for any reason, a Venturer sustains any liabilities or is required to pay any losses arising out of or directly connected with the Project, or the execution of any surety bonds or indemnity agreements in connection therewith, which are in excess of its Percentage of Participation, in the Joint Venture, the other Venturer shall promptly reimburse such Venturer this excess, so that each and every member of the Joint Venturer will then have paid its proportionate share of such losses to the full extent of its Percentage of Participation .

6.4 The Venturers agree to indemnify each other and to hold the other harmless from any and all losses of the Joint Venture that are in excess of such other Venturer’s Percentage of Participation provided that the provisions of this subsection shall be limited to losses that are directly connected with or arise out of the performance of the Project and/or the execution of any bonds or indemnity agreements in connection therewith and shall not relate to or include any incidental, indirect or consequential losses that may be sustained or suffered by a Party.

6.5 The Parties shall from time to time execute such bonds and indemnity agreements, including applications therefore and other documents that may be necessary in connection with the performance of the Project. Provided however, that the liability of each of the Parties under any agreements to indemnify a surety company or surety companies shall be limited to the percentage of the total liability assumed by all the Parties under such indemnity agreements that is equal to the Party’s Percentage of Participation.

6.6 INITIAL CONTRIBUTION OF THE VENTURE.

(A) The Venturers shall contribute the Property to the Venture as set forth in paragraph (C) 2) of this Article 6.6 and their Capital Accounts shall each be credited with the appropriate value of such contribution in accordance with their Venture interests.

(B) Except as otherwise required by law or this Agreement, the Venturers shall not be required to make any further capital contributions to the Venture.

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(C) Obligations, liabilities, and interests in the Joint Venture and in connection with the performance of the Project.

1)	Obligations - Responsible for Project management, administration, Government Relations and performance of the Project’s (Contract’s) Performance Work Statement and each Task Order that may be awarded under the Project as mutually agreed upon between the Venturers, and:

2)	Capital Contributions. The initial capital contributions of each Party and any subsequent contributions of each Party to the Joint Venture shall be in proportion to the partnership interest of each respective Party. The initial contributions shall be as follows:

i.	First Party: (Rothe Development)

(a)	51%.
(b)	Subsequent contributions shall be made in response to requests by the Policy Committee if required.

ii.	Second Party: (X Technologies)

(a)	49%.
(b)	Subsequent contributions shall be made in response to requests by the Policy Committee if required.

3)	Contribute all required materials, facilities and equipment (“the Contractor Furnished Property”) not otherwise furnished by the Government required to support the Project’s (Contract’s) Performance Work Statement and each Task Order that may be awarded under the Project as mutually agreed upon between the Venturers. Such property will not be considered Project property for the purposes of this agreement and all interests in such property are retained by the contributing party.

4)	Liabilities. None in addition to those specified elsewhere within this Agreement.

5)	Reimbursements. Parties shall not be reimbursed by the Joint Venture for personnel cost of personnel used on behalf of the Joint Venture. All indirect personnel cost should be absorbed by the parties G&A.

6.7 VENTURE INTERESTS. Upon execution of this Agreement, the Venturers shall each own the interests in the Venture: (Joint Venture Partner, Percentage) (a) Rothe Development, 51%. (b) X Technologies, 49%.

6.8 RETURN OF CAPITAL CONTRIBUTIONS. (a) No Venturer shall have the right to withdraw his capital contributions or demand or receive the return of his capital contributions or any part thereof, except as otherwise provided in this Agreement. (b) The Venturers shall not be personally liable for the return of capital contributions or any part thereof, except as otherwise provided in this Agreement. (e) The Venture shall not pay interest on capital contributions of any Venturer.

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6.9 ALLOCATIONS OF NET PROFITS AND LOSSES. Subject to the provisions of this Article, the Net Profits and losses of the Venture (including any net “book” gains of the Venture resulting from a Capital Event) shall be allocated to the Venturers in the following priority:

(A) NET PROFITS: (1) First, to those Venturers with greater investment than required by their venture interest, between them in proportion to the ratio of their greater investment balances, until no Venturer has a greater investment than required by their venture interest. (2) Thereafter, to the Venturers, pro-rata, based on their respective Venture interests as set forth in Section 6.1 hereof.

(B) NET LOSSES: (1) Subject to the provisions of this Article VI, Net Losses of the Venture (including any net “book” loss of the Venture resulting from a Capital Event) shall be allocated to the Venturers, pro rata, based upon their respective Venture interests as set forth herein. (2) For purposes of this, Capital Accounts shall be adjusted hypothetically as provided for in Sections 1.704-l(b)(2)(ii)(d) and 1.704- )(iv)(f) of the Treasury Regulations. These adjustments shall include the qualified income offset as set forth in this Agreement.

(C) INVOICING and PAYMENT: The Managing Partner/Team Lead is responsible for invoicing the Government using accepted invoicing practices and for receiving all payments by the Government. Distribution of payments is described below.

(D) DISTRIBUTIONS: Distributable Cash of the Venture shall be distributed to the Venturers, pro rata, based on their respective Venture interests as set forth herein. These distributions shall be directed and authorized by the Policy Committee on a Quarterly basis. The amount of these distributions shall be based on the forecast Capital Investment requirements of the Venture for the next Quarter. Any disputes in the distribution of payment will be addressed by the policy committee and if needed, the dispute will be resolved using procedures outlined in Article XIII Resolution of Disputes.

ARTICLE VII: POLICY COMMITTEE.

7.1 The management of the Joint Venture shall be conducted pursuant to policy established by the Parties acting through a “Policy Committee” which is hereby established.

7.2 Each party shall have a voice in the Policy Committee. For such purpose each Party is assigned one vote for each of the following representatives designated to exercise such votes: Rothe Development; Colleen Koenig, Trey Hall; X Technologies; Jesse Ayala, Doug Ferrata (respectively, the President and Vice President of each Venturer). The appointed Rothe Development Program Manager shall also serve on the Policy Committee and act as committee chair for the purpose of conducting normal business. In the event of a deadlock vote, the Program Manager shall serve as a deciding vote.

7.3 Each Venturer may, at any time, substitute an alternative in place of any of its above-named representatives by serving written notice to all the other Parties. Each Venturer’s representative or alternative representative on the Policy Committee is hereby granted and shall hereafter possess authority to act for such Venturer on all matters of interest to it with respect to its participation in the joint venture.

7.4 The Policy Committee shall determine the policy for the management of the joint venture by majority vote and, as used in this Agreement, a “majority vote” is defined to be any figure greater than one-half of the authorized votes.

7.5 The Policy Committee shall have the following powers: (a) To determine the time and place of holding its meetings and the procedures for conducting Committee Affairs. (b) To determine and act upon the various matters, expressly or implied contained in other sections of this Agreement, which require decision by the Policy Committee (c) To determine and act upon any other matters of joint interest to or requiring prompt action by the Joint Venture (d) To determine rental rates not specifically set out in the Additional Provisions of this Agreement for equipment owned by the Venturers and made available for use on this project. Any equipment owned by third parties will be invoiced to the joint venture at actual rental costs (e) To determine insurance reserves and reserves for other potential liabilities that may result from or arise out of the Project work. (f) To consider all claims and disputes of any kind between the joint venture and the Government, subcontractors and/or third Parties and to authorize negotiation, arbitration, litigation, and/or any other process for their resolution and to authorize the settlement thereof.

7.6 Notwithstanding any other provisions to the contrary herein, insurance coverages and limits shall be subject to approval of all the parties. Each Party to this Joint Venture Agreement shall effect and maintain insurance of the types and to the amounts specified in the contract(s), and whatsoever else insurance as may be required to protect itself from claims under workmen ‘s compensation acts; claims for damages because of bodily injury including personal injury, sickness or disease, or death of any of its employees; and from claims for damages because of injury to or destruction of tangible property including loss of use resulting there from. The Joint Venture will effect and maintain insurance to protect all parties from claims arising out of the performance of services under this agreement caused by any errors, omissions, or negligent acts for which the Joint Venture is legally liable. The Joint Venture shall affect and maintain adequate fidelity bond coverage on all persons who are directly connected with the handling of money of the Joint Venture.

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7.7 The Policy Committee shall generally perform its duties at a meeting at which all designated representatives of the Parties are present, but where circumstances warrant, simultaneous telephone communication between all party representatives or their alternatives is authorized.

7.8 Except as otherwise provided in the Additional Provisions herein, the salaries and expenses of each of the representatives on the Committee shall be borne by the Party whom the representative has been designated to represent and shall not be an expense to the joint venture.

ARTICLE VIII. DELEGATION OF AUTHORITY.

8.1 Rothe Development, Inc. shall be designated the Managing Partner/Team Lead (aka “tax matters partner”) for the project.

8.2 The Policy Committee shall appoint an individual to be the Program Manager through whom it shall direct and supervise all matters necessary and connected with the performance of the POLARIS Contract, with the exception of that performed by the Managing Partner/Team Lead.

8.3 Authority to act for and bind the Venturers in connection with any and all of the performance of the Project may be delegated in writing by unanimous vote of the Venturers to any designated individual(s).

ARTICLE IX. SPECIFIC DUTIES/RESPONSIBILITIES

9.1 Team RX2N is acutely aware of the importance of solid management policies and practices to be successful in the extremely competitive contract services arena. Our contract management philosophy mandates that contract-related decisions be made at the lowest practical operating levels within the organization. We empower the Program Manager (PM) with the responsibility for establishing objectives to accomplish all required functions and the authority necessary for the full attainment of those objectives. RX2N assigns to the PM the resources required for effective contract organization and performance, including the operating budget and corporate personnel to assist with establishing the local organization. The PM has full decision-making authority for all POLARIS contract matters. In turn, the PM delegates responsibility and authority to lower management levels when feasible and beneficial to the overall organization. This is not to indicate that our Program Management style is “hands-off.” On the contrary, higher-level managers visit each of their subordinate organizations frequently, on both a scheduled and unscheduled basis. We recognize that sound management is predicated on knowledge of essential facts. These visits afford our managers an ongoing understanding and status of the essential facts and conditions. This allows identification and solution of potential problems within their functional areas. This measure promotes the development of a resolute and responsive organization that fosters team unity. This methodology is universally adopted in RX2JV’s management of the POLARIS programs.

Team RX2JV is organized as an autonomous management entity without the need for operational decisions from the corporate level. The PM is located on-site at Rothe Development, Inc. (RDI) corporate offices in San Antonio, and is directly responsible for successful implementation, performance, and customer interface. Our PM has the experience and knowledge necessary to direct and manage the POLARIS contract to GSA’s full satisfaction.

However, we understand the importance of the POLARIS mission, so all RDI company resources are available to assist the management team as needed. Specialized skills, technical consultation, and general management expertise are also available from the technical resources resident within all companies which comprise RX2JV. Team member Rothe Development, Inc. will have the lead accounting role and legal expertise available to support our management staff.

Our management approach guarantees daily attention and full supervisory support to meet requirements. Through the collective efforts of a well-organized, dedicated and experienced group of first level managers or supervisors (including Delivery Order Managers, Task Order Managers, and/or Functional Area Supervisors that report to the PM), directed by a veteran program manager, we can and will fully meet or exceed all performance requirements. Our experienced, dynamic management team has been organized for maximum efficiency, and is fully capable of directing a diverse, multi-skilled work force as a unified effort. Each supervisor is assigned management responsibility and authority for their functional area. The PM will ensure that their organization operates in the most efficient and cost effective manner possible while maintaining superior quality.

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Successful implementation of this described process begins at the top layer of our organization and continue throughout each section and onto the individual employee. The PM will continually fine-tunes our POLARIS team capabilities to respond to changes in mission support requirements. The PM is alert to potentially adverse trends, and immediately initiates corrective measures via our proven quality control inspection and reporting procedures. Our functional area supervisors will coordinate with POLARIS personnel and analyze quality control reports to ensure effective response to incoming requirements and quality performance of assigned tasks.

We have assembled a seasoned, proven management team to plan, control, and direct the services we provide under the POLARIS contract for GSA. Many of our managers have previously directed similar support functions. Each has extensive on-the-job experience and has demonstrated superior performance and leadership. We realize that a quality team requires skilled personnel with initiative, and skilled managers who can motivate and direct them. Team RX2N’s proposed management structure for the POLARIS contract provides strong leadership in the major functional areas. This approach has been very successfully applied in our other contracts and has proven effective in controlling, coordinating, monitoring work performance, and in encouraging two-way information flow along the lines of authority. The result is a well-informed team that is soundly equipped to efficiently and accurately conduct day-to-day operations.

9.2 The joint venture Program Management Office (PMO) is led by managing partner Rothe Development and Rothe Development employee Ed Guerrero is the Program Manager. The PMO is fully supported by each venture partner to provide a centralized office and the resources to perform marketing, procurement, human resources support, administration, management, quality control, regulatory compliance, and security functions, for contracts, delivery orders, and task orders awarded to the venture.

ARTICLE X. JOINT VENTURE BANK ACCOUNTS.

10.1 All Working Capital or other funds received by the Joint Venture in connection with the performance of the project shall be deposited in a Checking Account, set up especially for the Joint Venture. Said accounts shall be kept separate and apart from any other accounts of the Venturers.

10.2 Withdrawal of funds from the Joint Venture’s Joint Checking Account may be made in such amount and by such persons as authorized by the Policy Committee.

ARTICLE XI. ACCOUNTING AND AUDITING.

11.1 Separate books of accounts shall be kept by the Managing Partner/Team Lead (a.k.a. “tax matters partner”) of the transactions of the Joint Venture. Any Venturer may inspect and copy such books upon reasonable notice and at any reasonable time.

11.2 Periodic audits may be made upon said books at such time as authorized by the Policy Committee by persons designated by the same and copies of said audit shall be furnished to all Venturers.

11.3 Upon completion of the Project, a final audit by an independent certified public accountant shall be made and copies of such audit shall be furnished to each of the parties. This Audit shall be approved under the provisions of 10.5, below.

11.4 It is understood and agreed that the method of accounting used by the Managing Partner/Team Lead and for state and federal income tax purposes shall be the accrual based method and that the accounting year shall be the calendar year.

11.5 The Managing Partner/Team Lead shall charge direct expenses related to the use of outside accounting firms not to exceed $25,000.00 per year. The Policy Committee shall approve Lawyers, Consultants, or Auditors and their anticipated scope of work. Work performed by Counsel, Consultants, or Auditors and their travel expenses or other direct expenses on behalf of the Joint Venture shall be charged separately to the Joint Venture’s account. Direct work performed by designated representatives of any JV Partner and their travel expenses or other direct expenses on behalf of the Joint Venture shall also be charged separately to the Joint Venture’s account.

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ARTICLE XII. PRICING

12.1 There will be a blend of cost and pricing data from the joint venture team.

12.2 The Managing Partner/Team Lead is responsible for providing an adequate accounting system for all cost and pricing data in compliance with FAR 16.301-3(a)(l ).

ARTICLE XIII. RESOLUTION OF DISPUTES.

13.1 All disputes arising out of this Joint Venture Agreement between the Venturers that is not resolvable by good faith negotiations by the same, shall be decided in accordance with the Arbitration Rules of the American Arbitration Association then obtaining unless the Parties mutually agree otherwise. This Agreement to arbitrate shall be specifically enforced under the prevailing arbitration Law. Notice of demand for arbitration shall be filed in writing with the other Party or Parties to this Agreement and with the American Arbitration Association .. The demand shall be made within a reasonable time after the claim, dispute, or any other matter in question has arisen. In no event shall the arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. The award rendered by the arbitration shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Resolution of disputes will be resolved by the team members, without any involvement from the Government.

ARTICLE XIV. OTHER PROVISIONS.

14.1 It is mutually agreed that the following individuals are hereby authorized to sign any and all proposal and contract documents on behalf of the Joint Venture for presentation to the Government.

Karen Wheeler-Hall

Colleen M. Koenig

Thomas “Trey” H. Hall

Eduardo Guerrero

Jesse Ayala

Doug Ferrata

Blaine Lewis

14.2 Other Ventures. The Venturers may engage in or possess an interest in other business ventures of every nature and description, independently or with others, without offering an interest therein to the Joint Venture: and neither the Joint Venture nor the Venturers shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits there from.

14.3 This agreement constitutes the entire agreement of the parties and may not be altered, unless the same is agreed upon in writing signed and acknowledged by the parties.

14.4 This agreement is binding upon the heirs, court appointed representatives, assigns, and successors of the parties.

14.5 The laws of the state of Texas shall govern this agreement. So agreed and executed the 18th day of February 2022.

By:	/s/ Karen Wheeler Hall
JOINT VENTURE PARTNER #1
Karen Wheeler-Hall, Owner
Rothe Development, Inc.

By:	/s/ Jesse Ayala
JOINT VENTURE PARTNER #2
Jesse Ayala, President
X Technologies, Inc.

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